                                                                   EXHIBIT 10.22



                                LEASE AGREEMENT


                                    BETWEEN

                                 PHL-OPCO, LP,
                                  AS LANDLORD

                                      AND

                               MEDIBUY.COM, INC.,
                                   AS TENANT

                               KINGS MILL CENTER
                                  MASON, OHIO

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
1.   BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS...........  1

     1.1  BASIC LEASE DEFINITIONS...........................................  1
     1.2  EXHIBITS..........................................................  3
     1.3  ADDITIONAL DEFINITIONS............................................  3

2.   GRANT OF LEASE.........................................................  6

     2.1  DEMISE............................................................  6
     2.2  QUIET ENJOYMENT...................................................  6
     2.3  LANDLORD AND TENANT COVENANTS.....................................  6

3.   RENT...................................................................  6

     3.1  BASE RENT.........................................................  6
     3.2  ADDITIONAL RENT...................................................  6
     3.3  OTHER TAXES.......................................................  7
     3.4  TERMS OF PAYMENT..................................................  8
     3.5  LATE PAYMENTS.....................................................  8
     3.6  RIGHT TO ACCEPT PAYMENTS..........................................  8

4.   USE AND OCCUPANCY......................................................  8

     4.1  USE...............................................................  8
     4.2  COMPLIANCE........................................................  8
     4.3  OCCUPANCY.........................................................  9

5.   SERVICES AND UTILITIES................................................. 10

     5.1  LANDLORD'S STANDARD SERVICES...................................... 10
     5.2  ADDITIONAL SERVICES............................................... 11
     5.3  INTERRUPTION OF SERVICE........................................... 11

6.   REPAIRS................................................................ 12

     6.1  REPAIRS WITHIN THE PREMISES....................................... 12
     6.2  FAILURE TO MAINTAIN PREMISES...................................... 12
     6.3  NOTICE OF DAMAGE.................................................. 13

7.   ALTERATIONS............................................................ 13

     7.1  ALTERATIONS BY TENANT............................................. 13
     7.2  ALTERATIONS BY LANDLORD........................................... 13

8.   LIENS.................................................................. 14

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
1.    BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.....   1

      1.1   Basic Lease Definitions....................................   1
      1.2   Exhibits...................................................   3
      1.3   Additional Definitions.....................................   3

2.    GRANT OF LEASE...................................................   6

      2.1   Demise.....................................................   6
      2.2   Quiet Enjoyment............................................   6
      2.3   Landlord and Tenant Covenants..............................   6

3.    RENT.............................................................   6

      3.1   Base Rent..................................................   6
      3.2   Additional Rent............................................   6
      3.3   Other Taxes................................................   7
      3.4   Terms of Payment...........................................   8
      3.5   Late Payments..............................................   8
      3.6   Right to Accept Payments...................................   8

4.    USE AND OCCUPANCY................................................   8

      4.1   Use........................................................   8
      4.2   Compliance.................................................   8
      4.3   Occupancy..................................................   9

5.    SERVICES AND UTILITIES...........................................  10

      5.1   Landlord's Standard Services...............................  10
      5.2   Additional Services........................................  11
      5.3   Interruption of Services...................................  11

6.    REPAIRS..........................................................  12

      6.1   Repairs Within the Premises................................  12
      6.2   Failure to Maintain Premises...............................  12
      6.3   Notice of Damage...........................................  13

7.    ALTERATIONS......................................................  13

      7.1   Alterations by Tenant......................................  13
      7.2   Alterations by Landlord....................................  13

8.    LIENS............................................................  14

                               TABLE OF CONTENTS
                                    (cont'd)

                                                                             PAGE
                                                                             ----
9.   INSURANCE..........................................................      14

     9.1   LANDLORD'S INSURANCE.........................................      14
     9.2   TENANT'S INSURANCE...........................................      15

10.  DAMAGE OR DESTRUCTION..............................................      15

     10.1  TERMINATION OPTIONS..........................................      15
     10.2  REPAIR OBLIGATIONS...........................................      16
     10.3  RENT ABATEMENT...............................................      16

11.  WAIVERS AND INDEMNITIES............................................      16

     11.1  LANDLORD'S WAIVERS...........................................      16
     11.2  TENANT'S WAIVERS.............................................      17
     11.3  LANDLORD'S INDEMNITY.........................................      17
     11.4  TENANT'S INDEMNITY...........................................      17

12.  CONDEMNATION.......................................................      17

     12.1  FULL TAKING..................................................      17
     12.2  PARTIAL TAKING...............................................      17
     12.3  AWARDS.......................................................      18

13.  ASSIGNMENT AND SUBLETTING..........................................      18

     13.1  LIMITATION...................................................      18
     13.2  NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS..............      18
     13.3  CONSENT NOT TO BE UNREASONABLY WITHHELD......................      19
     13.4  FORM OF TRANSFER.............................................      19
     13.5  PAYMENTS TO LANDLORD.........................................      19
     13.6  CHANGE OF OWNERSHIP..........................................      20
     13.7  PERMITTED TRANSFERS..........................................      20
     13.8  EFFECT OF TRANSFERS..........................................      20

14.  PERSONAL PROPERTY..................................................      20

     14.1  INSTALLATION AND REMOVAL.....................................      20
     14.2  RESPONSIBILITY...............................................      21
     14.3  ????????.....................................................      21

15.  END OF TERM........................................................      21

     15.1  SURRENDER....................................................      21
     15.2  HOLDING OVER.................................................      21

16.  ESTOPPEL CERTIFICATES..............................................      22

                               TABLE OF CONTENTS
                                    (cont'd)


                                                                             PAGE
                                                                             ----
17.  TRANSFERS OF LANDLORD'S INTEREST....................................     22

     17.1  SALE, CONVEYANCE AND ASSIGNMENT...............................     22
     17.2  EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT......................     22
     17.3  SUBORDINATION AND NONDISTURBANCE..............................     22
     17.4  ATTORNMENT....................................................     23

18.  RULES AND REGULATIONS...............................................     23

19.  PARKING.............................................................     23

20.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES............................     24

     20.1  DEFAULT.......................................................     24
     20.2  REMEDIES......................................................     25

21.  LANDLORD'S DEFAULT AND TENANT'S REMEDIES............................     27

     21.1  DEFAULT.......................................................     27
     21.2  REMEDIES......................................................     27

22.  SECURITY DEPOSIT....................................................     27

     22.1  AMOUNT........................................................     27
     22.2  USE AND RESTORATION...........................................     27
     22.3  TRANSFERS.....................................................     28
     22.4  REFUND........................................................     28

23.  BROKERS.............................................................     28

24.  LIMITATIONS ON LANDLORD'S LIABILITY.................................     28

25.  NOTICES.............................................................     29

26.  MISCELLANEOUS.......................................................     29

     26.1  BINDING EFFECT................................................     29
     26.2  COMPLETE AGREEMENT; MODIFICATION..............................     29
     26.3  DELIVERY FOR EXAMINATION......................................     29
     26.4  NO AIR RIGHTS.................................................     29
     26.5  ENFORCEMENT EXPENSES..........................................     29
     26.7  BUILDING NAME.................................................     30
     26.8  NO WAIVER.....................................................     30
     26.9  RECORDING; CONFIDENTIALITY
     26.10 CAPTIONS......................................................     30
     26.11 INVOICES......................................................     30
     26.12 SEVERABILITY..................................................     30
     26.13 JURY TRIAL....................................................     30

                               TABLE OF CONTENTS
                                    (cont'd)


                                                                             PAGE
                                                                             ----
     26.14 AUTHORITY TO BIND...........................................
     26.15 ONLY LANDLORD/TENANT RELATIONSHIP...........................
     26.16 COVENANTS INDEPENDENT.......................................
     26.17 GOVERNING LAW...............................................

27.  ADDITIONAL PROVISIONS.............................................

     27.1  CERTIFICATE OF DEPOSIT......................................
     27.2  OPTION TO TERMINATE.........................................
     27.3  EARLY OCCUPANCY.............................................

Exhibit A      Plan Delineating the Premises
Exhibit B      Possession and Leasehold Improvements Agreement
Exhibit C      Occupancy Estoppel Certificate
Exhibit D      Rules and Regulations

                                LEASE AGREEMENT
                               KINGS MILL CENTER
                                  MASON, OHIO

      THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.    BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

      1.1   BASIC LEASE DEFINITIONS

      In this Lease, the following defined terms have the meanings indicated:

            (a)   "Date" means APRIL 1, 1999.

            (b)   "Landlord" means PHL-OPCO, LP, a Delaware limited partnership.

            (c)   "Tenant" means MEDIBUY.COM, INC., a _________________________.

            (d) "Premises" means those premises known as Suite 400 located on the fourth floor of the Building and identified on Exhibit A, which contain approximately 5,000 square feet (SUBJECT TO ADJUSTMENT AFTER BUILD-OUT OF THE LEASEHOLD IMPROVEMENTS). The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

            (e)   "Use" means general office use only.

            (f) "Term" means the duration of this Lease, which will be approximately five (5) years, beginning on the "Commencement Date" (as defined in Exhibit B) and ending on the "Expiration Date" (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Commencement Date is the first day of a month, the five-year anniversary of the day immediately preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the five-year anniversary of the last day of the month in which the Commencement Date occurs.

            (g) "Base Rent" means the Rent payable according to Section 3.1, which will be in an amount per month applicable during each Lease Year as follows:


                                                    Amount of Base Rent Payable
                        Lease Year(s)                Per Annum Per Square Foot
                        -------------               ---------------------------
                              1                                 $14.50
                              2                                 $14.80
                              3                                 $15.10
                              4                                 $15.40
                              5                                 $15.70

            (h) "Tenant's Share" means, with respect to the calculation of Additional Rent according to Section 3.2, 5.9%, based on square footage of 5,000 square feet divided by the Building square footage of 84,508, subject to adjustment and confirmation upon build-out of the Premises.

            (i)   "Base Year" means the calendar year ending December 31, 1999.

            (j)   "Security Deposit" means $100,000, subject to Section 27.1.

            (k)   "Landlord's Rent Address" means:

                        PHL-OPCO, LP/6049
                        c/o Receipt 9
                        Newark Post Office
                        PO Box 35359
                        Newark, New Jersey 01793-5359

            (l)   "Landlord's Notice Address" means:

                        PHL-OPCO, LP
                        c/o DLJ Real Estate Capital Partners
                        277 Park Avenue
                        New York, New York 10172
                        Attention: Sean P. Sullivan

                        and

                        PHL-OPCO, LP
                        c/o BetaWest, Ltd.
                        1050 17th Street, Suite 1000
                        Denver, Colorado 80265
                        Attention: Asset Management

                        and

                        PHL-OPCO, LP
                        c/o PM Realty Group
                        7300 Turfway Road, Suite 440
                        Florence, KY 41042
                        Attention: Cynthia Collura

            (m)   "Tenant's Notice Address" means:

                        for notices given before the Commencement Date:

                        _______________________________________________

                        _______________________________________________

                        _______________________________________________

                        Attention: ____________________________________
                    and for notices given after the Commencement Date:

                    _________________________________________________
                    _________________________________________________
                    _________________________________________________
                    Attention: ______________________________________

          (n)  "Tenant's Invoice Address" means:

                    _________________________________________________
                    _________________________________________________
                    _________________________________________________
                    Attention: ______________________________________


          (o) "Tenant's Parking Spaces" means TENANT'S PRO RATA SHARE of unassigned, non-reserved parking spaces in the Building's parking facilities.

          (p)  "Parking Rent" means $-NONE-per month.

          (q)  "Brokers" means the following brokers who will be paid by
Landlord: INVESTMENT DEVELOPMENT SERVICES, INC., GRUBB & ELLIS COMPANY, AND CB RICHARD ELLIS; and the following brokers who will be paid by Tenant: NONE.

     1.2  EXHIBITS.

     The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

          Exhibit A - Plan Delineating the Premises
          Exhibit B - Possession and Leasehold Improvements Agreement Exhibit C - Occupancy Estoppel Certificate
          Exhibit D - Rules and Regulations

     1.3  ADDITIONAL DEFINITIONS.

     In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

          (a)  "Additional Rent" means the Rent payable according to Section
3.2.

          (b) "Affiliates" means, with respect to any party, any persons or entities that own or control, are owned or controlled by, or are under common ownership or control with, such party and such party's and each of such other person's or entity's respective officers, directors, shareholders, partners, venturers, members, managers, agents and employees. For purposes of this definition, a party is "owned" by anyone that owns more than 50% of the equity interests in such party and a party is "controlled" by anyone that owns sufficient voting interests to control the management decisions of such party.

          (c) "Building" means the office building, parking facilities and other improvements commonly known as the KINGS MILL CENTER, located on the Land and in which the Premises are located.

     (d) "Building Standard" means the scope and quality of leasehold improvements, Building systems and Building services, as the context may require, which are reasonably determined by Landlord from time to time for the Building generally.

     (e) "Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 12:00 noon on Saturday, excluding statutory or legal holidays.

     (f) "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, agents and invitees. If the Building is connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their sole discretion to adopt rules and regulations relating to bridge and tunnel use.

     (g) "Encumbrance" means any ground lease, first mortgage or first deed of trust now or later encumbering the Building or Land, and all their renewals, modifications, supplements, consolidations and replacements.

     (h) "Expenses" means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued during each calendar year according to generally accepted accounting principles for operating, managing, administering, equipping, securing, protecting, insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, the Land, Building and Common Areas; management fees calculated according to the management agreement between Landlord and its managing agent (reasonable and customary for the type of building and area in which the building is located, and provided that if Landlord elects to discontinue the services of a managing agent, Expenses will include, instead of management fees, administrative fees calculated in the same manner as management fees were calculated under the management agreement in effect for the Building for the last year such agreement was in effect); fees and expenses (including reasonable attorneys' fees) incurred in contesting the validity of any Laws that would cause an increase in Expenses; depreciation on the personal property and moveable equipment used in the operation and/or maintenance of the building which is or should be capitalized on Landlord's books; and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Date in any Laws, or that are intended to reduce Expenses or the rate of increase in Expenses (the amortized installment of such costs will be included in the Expenses for the Base Year and will continue to be charged to Expenses in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws] or over the period Landlord reasonably estimates that it will take for the savings in Expenses achieved by such items to equal their cost [in the case of items intended to reduce Expenses or their rate of increase], and in either case together with interest, each calendar year such costs are charged to Expenses, on the unamortized balance at the average Prime Rate in effect during such calendar year). Expenses will not include (1) mortgage principal or interest;
(2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses); (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents or ARISING FROM DISPUTES WITH TENANTS;
(8) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition; (9) costs, expenses, or charges for leasehold improvements made in connection with the preparation of any portion of the Building for occupancy by a new or existing tenant which is not generally beneficial to all tenants of the Building; (10) costs, expenses, fines, penalties, judgments, or charges from Landlord's or Landlord's managing agent's breach or violation of a law, lease, or other obligation, including, but not limited to, attorneys' fees; (11) fees for licenses, permits or inspections that are not part of routine maintenance of the Building or result from acts of negligence of Landlord, Landlord's managing agent, or any other tenant of the Building; (12) costs, expenses, or charges for any repairs necessary to cure defects in the original construction of any portion or component of the Building, Common Areas, or any other improvements on the Land; and (13) costs, expenses, or charges for sculptures or other art work. For each calendar year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had Building been 95% occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such calendar year.

      (i) "Land" means the real property located at Kings Mill Center, Courseview Drive, Mason, Ohio, less any portions that may be conveyed separately from the Building by Landlord from time to time, plus any additional real property located proximate to the Land that may be operated by Landlord from time to time in conjunction with the Land.

      (j) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

      (k) "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur. If the Commencement Date is the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

      (l) "Lender" means the ground lessor of any ground lease, the mortgagee of any mortgage or the beneficiary of any deed of trust, that constitutes an Encumbrance.

      (m) "Prime Rate" means the rate of interest announced from time to time by the Chase Manhattan Bank, or any successor to it, as its prime rate. If The Chase Manhattan Bank, or any successor to it, ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

      (n) "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

      (o) "Taxes" means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for that portion of the following items that is allocable to the Land and Building: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Land or Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land or Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Building or Land, or both, are currently subject to a Taxes abatement program and such program ceases to benefit the Building or Land, or both, during the Term, Taxes will increase.


2.   GRANT OF LEASE.

     2.1  DEMISE.

     Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term.

     2.2  QUIET ENJOYMENT.

     Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

     2.3  LANDLORD AND TENANT COVENANTS.

     Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.   RENT.

     3.1  BASE RENT.

     Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each Lease Year (or portion of a Lease Year) described in Section 1.1(g) will be payable in monthly installments in the amount specified for such Lease Year (or portion) in Section 1.1(g), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated.

     3.2  ADDITIONAL RENT.

     Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each calendar year subsequent to the Base Year that contains any part of the Term, Tenant's share of (i) the amount by which Expenses for such calendar year exceed Expenses for the Base Year ("Additional Expenses"); and
(ii) the amount by which Taxes for such calendar year exceed Taxes for the Base Year ("Additional Taxes"); provided that Tenant's Share for each successive calendar year in the Term shall not exceed Tenant's Share for the prior year by more than six percent (6%).

     (a) Estimated Payments. Prior to or as soon as practicable after the beginning of each calendar year subsequent to the Base Year, Landlord will notify Tenant of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar years's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current calendar year. If at any time or times it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then-current calendar year will vary from Landlord's estimate by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

     (b) Annual Settlement. As soon as practicable after the close of each calendar year subsequent to the Base Year, Landlord will deliver to Tenant its statement of Tenant's Share of Additional Expenses and Additional Taxes for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Tenant's Share of Additional Expenses and Additional Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.

     (c) Final Payment. Tenant's obligation to pay the Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoice.

     (d) INSPECTION. LANDLORD SHALL MAKE ALL OF ITS RECORDS RELATING TO THE CALCULATION OF ADDITIONAL RENT AND THE TENANT'S SHARE THEREOF AVAILABLE TO TENANT OR ITS AGENT AT REASONABLE TIMES AFTER REASONABLE NOTICE AT THE LANDLORD'S MANAGEMENT OFFICE IN THE BUILDING. TENANT MAY TAKE EXCEPTION TO SUCH MATTERS INCLUDED IN ADDITIONAL RENT OR TENANT'S SHARE THEREOF AS ARE NOT PROPERLY INCLUDED THEREIN PURSUANT TO THE TERMS OF THIS LEASE, AND LANDLORD SHALL PROMPTLY REFUND TENANT THE AMOUNT FOR WHICH TENANT HAS BEEN IMPROPERLY CHARGED.

3.3  OTHER TAXES.

     Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

      3.4   TERMS OF PAYMENT.

      All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Rent Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.

      3.5   LATE PAYMENTS.

      To compensate Landlord for its additional cost of processing late payments, for any payment of Rent which is not received within 5 days after it is due, Tenant will pay a late charge of 2% of the late payment, but not less than $100 or more than $1,500. In addition, all amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate.

      3.6   RIGHT TO ACCEPT PAYMENTS.

      No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account," nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or any payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.    USE AND OCCUPANCY.

      4.1   USE.

      Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(e), or for such other purpose as Landlord expressly authorizes in writing.

      4.2   COMPLIANCE.

      (a) Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply, at Tenant's expense, with all Laws applicable to Tenant's use, occupancy or alteration of the Premises. If, due to the nature or manner of any use or occupancy of the Premises by Tenant that is other than normal office use and occupancy, any improvements or alterations to the Premises by Tenant are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, TENANT SHALL NOT BE RESPONSIBLE FOR COMPLIANCE WITH ANY LAWS, CODES, ORDINANCES, OR OTHER GOVERNMENTAL DIRECTIVES WHERE SUCH IS TRIGGERED BY TENANT'S USE OF THE PREMISES FOR OTHER THAN GENERAL OFFICE USE OR TRIGGERED BY TENANT'S ALTERATIONS OR ADDITIONS TO THE PREMISES. FOR EXAMPLE, IF ANY GOVERNMENTAL AUTHORITY SHOULD REQUIRE THE REMOVAL OF ASBESTOS FROM THE PREMISES, SUCH WORK SHALL BE PERFORMED BY AND AT THE SOLE COST OF LANDLORD.

      (b) Landlord and Tenant agree that, during the term, each will comply with all Laws governing, and all REASONABLE procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances. No Hazardous Substances will be stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises, Building or Land by Tenant or its subtenants, or any of their respective agents, employees, contractors or invitees, without first obtaining Landlord's express written consent (any Hazardous Substances which are stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises, Building or Land by any of such persons or entities are called "Tenant's Hazardous Substances"). However, normal quantities of Tenant's Hazardous Substances customarily used in general office activities (such as copier and cleaning chemicals) may be stored and used at the Premises without Landlord's prior written consent. IN THE CASE OF A RELEASE OF TENANT'S HAZARDOUS SUBSTANCES, THEN Tenant, at its expense, will take all action necessary to restore the Land, Building and Premises to the condition existing prior to the introduction of Tenant's Hazardous Substances, whether such action is required by any governmental authority in order to comply with applicable Laws or by Landlord in order for Landlord to make the same economic use of the Land, Building and Premises as Landlord could have made prior to the introduction of Tenant's Hazardous Substances. Such action may include, without limitation, the investigation of the environmental condition of the Land, Building or Premises, the preparation of remediation plans or feasibility studies and the performance of cleanup, remedial, removal or restoration work. Tenant will obtain Landlord's written approval before undertaking any action required by this Section 4.2(b), which approval will not be unreasonably withheld so long as the proposed actions will not have an avoidable material and adverse affect. Each party will indemnify and hold the other and the other's Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of in connection with any breach by such party of its covenants under this Section 4.2(b). The parties' obligations under this Section 4.2(b) will survive the expiration or early termination of the Term.

      4.3   OCCUPANCY.

      Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance or waste in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat, noise, fumes, vapors or odors. Tenant will not increase on an ongoing basis the number of persons occupying the Premises or the pedestrian traffic in and out of the Premises or the Building above an ordinary level for general office tenants in comparable office buildings (by, for example, instituting multiple shifts). Tenant will not do or permit anything which interferes with the transmission or reception of microwave, television, radio, telephone or other communication signals from antennae or other facilities on the Building or Land. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 4.3, (a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease; or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

5.   SERVICES AND UTILITIES.

     5.1  LANDLORD'S STANDARD SERVICES.

     During the Term, Landlord will operate and maintain the Building in compliance with all applicable Laws and according to those standards from time to time prevailing for similar office buildings in the area in which the Building is located. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.3(h).

          (a) repair, maintenance and replacement of all structural elements of the Building and all mechanical, plumbing and electrical systems installed in the Building, but excluding any mechanical, plumbing or electrical equipment that is not Building Standard, exclusively serves a tenant's premises and is installed or operated to accommodate such tenant's special requirements (such as supplementary air conditioning unit installed to cool a tenant's computer room).

          (b) heating, ventilating and air conditioning the Premises and Common Areas during Business Hours, at temperatures and in amounts consistent with those the mechanical serving the Premises is designed to provide and otherwise as may be reasonably required for comfortable use and occupancy under normal business operations with "Customer Equipment" (as used in this Lease, "Customary Office Equipment" will include desktop personal computers and printers, small reproduction machines and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises such as, e.g., data processing or heavy-duty computer or reproduction equipment);

          (c) electricity for lighting the Premises and operating Customary Office Equipment during Business Hours and in amounts not exceeding the demand the electrical system serving the Premises is designed to provide;

          (d)  water for small kitchens, washrooms and drinking fountains;

          (e)  janitorial services to the Premises and Common Areas;

          (f) passenger elevators for access to and from any floor(s) on which the Premises are located above the Building's first floor;

          (g) toilet facilities, including necessary washroom supplies sufficient for Tenant's normal use;

          (h) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and

          (i) replacement of tubes and ballasts in those Building Standard lighting fixtures installed in the Premises.

     5.2  ADDITIONAL SERVICES.

          (a) If Tenant requires heating, ventilating or air conditioning for the Premises outside Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and fort his service Tenant will pay Landlord the hourly rate reasonably determined by Landlord from time to time.

          (b) If Tenant requires electric current, water or any other energy in excess of the amounts provided by Landlord according to Section 5.1, such excess electric, water or other energy requirements will be supplied only with Landlord's consent, which consent will not be unreasonably withheld. If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost of such additional electricity, water or other energy so required.

          (c) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord all costs of installing, operating and maintaining such supplementary units.

          (d) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager, provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services. Landlord will also provide, within a reasonable period after Tenant's request made to Landlord's Building manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises.

          (e) Tenant will pay as Rent, within 10 days after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2.

     5.3  INTERRUPTION OF SERVICES.

     If any of the services provided for in this Section 5 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to

Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord's reasonable control, any of the services required to be provided by Landlord under this Section 5 should become unavailable and should remain unavailable for a continuous period in excess of 5 business days after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises untenantable, then commencing upon the expiration of such continuous 5 business day period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws will be deemed caused by a reason beyond Landlord's control.

6.    REPAIRS.

      6.1   REPAIRS WITHIN THE PREMISES.

      Subject to the terms of Sections 4, 5.1(a), 5.1(e), 5.1(i), 10 and 12, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense and at all times during the Term, maintain the Premises and Tenant's equipment, personal property and trade fixtures in the Premises, and any mechanical, plumbing or electrical equipment that is not Building Standard, exclusively serves the Premises and is installed or operated to accommodate Tenant's special requirements (such as a supplementary air conditioning unit installed to cool a computer room in the Premises), in good order and repair and in a condition that complies with all applicable Laws. Subject to Section 11.1, Tenant will also be responsible for the cost of repairing all damage to the Premises, Building or Common Areas (or any equipment or fixtures in or serving the same) caused by the negligence or willful misconduct of Tenant or its subtenants, or any of their respective agents, employees, contractors or invitees. Any such damages may be repaired by Landlord, in which case Tenant will pay as Rent to Landlord the cost of such repairs, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord's invoice. Alternatively, at Landlord's option Tenant will promptly and adequately repair all such damage under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable laws.

      6.2   FAILURE TO MAINTAIN PREMISES.

      If Tenant fails to perform any of its obligations under Section 6.1, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord's invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

     6.3  NOTICE OF DAMAGE.

     Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, Building of Common Areas, including any fixtures or equipment in or serving the same, which was caused by Tenant or its subtenants, or their respective agents, employees, contractors or invitees, or for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator or other systems located in or passing through the Premises.

7.   ALTERATIONS.

     7.1  ALTERATIONS BY TENANT.

     Tenant may from time to time at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business, provided that any such change, addition or improvement will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld; (c) equal or exceed Building Standard; and (d) be carried out only by persons selected by Tenant and approved in writing by Landlord (WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED), who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted. DURING THE TERM, TENANT SHALL BE ENTITLED TO REMOVE ALTERATIONS, CHANGES, OR IMPROVEMENTS, PROVIDED THAT TENANT REPAIRS ANY DAMAGE CAUSED BY SUCH REMOVAL. TENANT SHALL NOT BE REQUIRED TO REMOVE ANY ALTERATIONS, ADDITIONS, IMPROVEMENTS, OR UTILITY INSTALLATIONS FOR WHICH TENANT HAS OBTAINED LANDLORD'S CONSENT, UNLESS LANDLORD HAS INDICATED AT THE TIME OF GRANTING SUCH CONSENT THAT SUCH REMOVAL WILL BE REQUIRED AT THE END OF THE LEASE TERM.

     7.2  ALTERATIONS BY LANDLORD.

     Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 5, and for such purposes Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises.

8.   LIENS.

     Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord and any Lender which may be used by Landlord to release such lien if Tenant's contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

9.   INSURANCE.

     9.1  LANDLORD'S INSURANCE.

     During the Term, Landlord will provide and keep in force the following insurance:

          (a) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property;

          (b) all risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Land and Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files and work products);

          (c) loss of rental income insurance or loss of insurable gross profits; and

          (d) such other insurance (including boiler and machinery, earthquake and flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

          (e) Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Lender requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 9.1(b), (c) and (d), permit the release of Tenant from certain liability under Section 11.1; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. Tenant acknowledges that Landlord's loss of rental income insurance policy provides that payments by the insurer may be limited to a period of one year following the date of any damage or destruction and that no insurance proceeds will be payable in the case of damage or destruction caused by an occurrence not included in the policies described in Sections 9.1(b), (c) and (d).

9.2  TENANT'S INSURANCE.

During the Term, Tenant will provide and keep in force the following insurance:

     (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than $1,000,000 for any one accident or occurrence;

     (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, personal property, inventory and stock-in-trade on a full replacement basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve;

     (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance;

     (d) if Tenant operates owned, hired or nonowned vehicles on the Land, automobile liability insurance with limits of not less than $1,000,000 combined bodily injury and property damage; and

     (e) worker's compensation and employer's liability insurance in any amounts required to comply with applicable Laws.

Landlord, Landlord's Building manager, Landlord's asset manager and any Lender will be named as an additional insureds in the policy described in Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. The policies described in Sections 9.2(b) and (c) will permit the release of Landlord from certain liability under Section 11.2. Tenant's insurance policies will be written by insurers that are rated A-IX or better by Best's Rating Guide and licensed in the state in which the Building is located, will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry, and will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before expiration date of expiring policies, such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. Tenant's insurers will agree to give Landlord and all other additional insured at least 30 days' prior notice of any non-renewal, and at least 10 days's prior notice of any cancellation, of any insurance coverage required by this Section 9.2. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24-hours' notice, effect such insurance and recover from Tenant on demand any premiums paid.

10.  DAMAGE OR DESTRUCTION.

     10.1  TERMINATION OPTIONS.

     If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease. If such estimate states that repair or restoration of all of such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period.

     10.2 REPAIR OBLIGATIONS.

     If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. However, Landlord will not be required to spend more for such repair and restoration than the insurance proceeds available to Landlord as a result of the fire or other casualty. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2.

     10.3 RENT ABATEMENT.

     If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

11.  WAIVERS AND INDEMNITIES.

     11.1 LANDLORD'S WAIVERS.

     Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Sections 9.1(b), (c) or (d), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises.

      11.2  TENANT'S WAIVERS.

      Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 9.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building.

      11.3  LANDLORD'S INDEMNITY.

      Subject to Sections 5.3 and 11.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees. Landlord's obligations under this Section 11.3 will survive the expiration or early termination of the Term.

      11.4  TENANT'S INDEMNITY.

      Subject to Section 11.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees. Tenant's obligations under this Section 11.4 will survive the expiration or early termination of the Term.

12.   CONDEMNATION.

      12.1  FULL TAKING.

      If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Building or Premises.

      12.2  PARTIAL TAKING.

            (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

            (b) Tenant's Termination of Lease. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant is an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

            (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

            (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

      12.3  AWARDS.

      As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

13.   ASSIGNMENT AND SUBLETTING.

      13.1  LIMITATION.

      Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

      13.2  NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS.

      If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, if available, and the principal terms of the proposed assignment or sublease.

      13.3  CONSENT NOT TO BE UNREASONABLY WITHHELD.

      If Landlord does not exercise its applicable option under Section 13.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting if each of the following conditions is satisfied.

            (a) the proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease;

            (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted Use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of similar office buildings, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage or destruction to the Building, (vi) will not increase the rate of wear and tear to the Premises or Common Areas, (vii) will not cause an increase in insurance premiums for insurance policies applicable to the Building, and (viii) will not require new tenant improvements incompatible with then-existing Building systems and components;

            (c) the proposed transferee does not have a poor reputation in the general business community (such as a reputation for engaging in illegal or unethical business practices);

            (d) the proposed transferee, at the time of the proposed transfer, is not a party with whom Landlord is then negotiating for the lease of space in the Building;

            (e) if the proposed transfer is a sublease, the rent which the proposed transferee will be required to pay will be equal to at least 90% of the then-current market rent for the portion of the Premises being sublet; and

            (f) at the time of the proposed transfer no "Default" (as defined in Section 20.1) exists under this Lease.

      13.4  FORM OF TRANSFER.

      If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

      13.5  PAYMENT TO LANDLORD.

      If Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

     13.6  CHANGE OF OWNERSHIP.

     Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed as "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 13.6.

     13.7  PERMITTED TRANSFERS.

     Tenant may, upon notice to Landlord but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant.

     13.8  EFFECT OF TRANSFERS.

     No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises.

14.  PERSONAL PROPERTY.

     14.1  INSTALLATION AND REMOVAL.

     Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal.

     14.2  RESPONSIBILITY.

     Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

     14.3  [Intentionally Omitted]

15.  END OF TERM.

     15.1  SURRENDER.

     Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear and damage due to casualty or condemnation. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to
Section 7.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

     15.2  HOLDING OVER.

     Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Base Rent, payable in advance, equal to 125% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 150% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16.   ESTOPPEL CERTIFICATES.

      Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and form time to time (but on not less than 10 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

17.   TRANSFERS OF LANDLORD'S INTEREST.

      17.1  SALE, CONVEYANCE AND ASSIGNMENT.

      Subject only to Tenant's rights under this Lease, nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Land, Building or Landlord's interest under this Lease.

      17.2  EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT.

      A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

      17.3  SUBORDINATION AND NONDISTURBANCE.

      This Lease is and will be subject and subordinate in all respects to any Encumbrance. With respect to any Encumbrance first encumbering the Building or Land subsequent to the Date of this Lease, Landlord will use its good faith efforts to cause the Lender to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, promptly execute and deliver to Landlord or any Lender such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, any Lender may unilaterally elect to subordinate its Encumbrance to this Lease.

     17.4  ATTORNMENT.

     If the interest of Landlord is transferred to any person (a "Transferee") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment, this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except that the Transferee will not be: (a) liable for any act or omission of any prior landlord, including Landlord (but such exemption will not excuse the Transferee from the performance of any obligations of the landlord under this Lease required to be performed subsequent to the transfer to the Transferee); (b) subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord (excluding any express right of abatement granted under this Lease, provided that the Lender who held the Encumbrance the enforcement of which result in the transfer to the Transferee (the "Foreclosing Lender") was afforded any notice and cure rights to which it was entitled under
Section 21.1 with respect to the matter that gave rise to such express right of abatement); (c) bound by any Rent or advance Rent which Tenant might have paid for more than the current month or the next succeeding month to any prior landlord, including Landlord, and all such Rent will remain due and owing, regardless of such advance payment; (d) obligated for repayment to Tenant of the Security Deposit or any other security or advance rental deposit made by Tenant, except to the extent the same is paid over to the Transferee, or (e) bound by any termination, amendment, or modification of this Lease (other than one expressly contemplated by the terms of this Lease and effected according to such express terms, such as a termination by Landlord due to a Default by Tenant) made without the written consent of the Foreclosure Lender. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

18.  RULES AND REGULATIONS.

     Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth on Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.

19.  PARKING.

     Landlord grants Tenant the right to use Tenant's Parking Space for the temporary or daily parking of automobiles or similarly sized light trucks or utility vehicles during the Term of this Lease. Tenant will pay Parking Rent for the use of Tenant's Parking Spaces. Tenant's rights to use Tenant's Parking Spaces and the Building's parking facilities in which they are located are nonexclusive, will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no Default. Tenant will not abuse its privileges with respect to Tenant's Parking Spaces and will use the same and the Building's parking facilities in accordance with Landlord's reasonable directions, including any reasonable Rules and Regulations adopted by Landlord with respect to such use and any signage posted in the Building's parking facilities. In no event will Tenant use more than the number of Tenant's Parking Spaces in the Building's parking facilities for the parking of vehicles by Tenant or any of its agents or employees. However, Tenant's invitees may use any visitor parking spaces available in the Building's parking facilities on an occasional and reasonable basis.

Landlord's inability to make any of Tenant's Parking Spaces available at any time during the Term for reasons beyond Landlord's control will not be deemed a default by Landlord giving rise to any claim by Tenant, except that Tenant will be entitled to an equitable abatement of Parking Rent for any such spaces during the period of unavailability and such abatement will be in full settlement of claims that Tenant might otherwise have had for such unavailability. Landlord reserves the right (but will have no obligation) from time to time to change the number, size, location, shape or arrangement of the Building's parking facilities, designate visitor, handicapped, reserved or loading areas and change the level or grade of parking. Landlord will have no liability to Tenant with respect to Tenant's use of Tenant's Parking Spaces, including any liability for any property that is lost, stolen, damaged or destroyed as a result of or in connection with such use.

20.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

     20.1  DEFAULT

     Each of the following events will constitute a material breach by Tenant and a "Default" under this Lease:

          (a) Failure to Pay Rent. Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only 2 notices of such failure during any Lease Year and if, after 2 such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

          (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 20 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 20-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 20-day period or does not diligently complete such cure within 60 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 20.1(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

          (c) Nonoccupancy of Premises. Tenant fails to occupy and use the Premises within 30 days after the Commencement Date or leaves substantially all of the Premises unoccupied for 30 consecutive days or vacates and abandons substantially all of the Premises.

          (d) Transfer of Interest Without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 13.

          (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 15 days after levy.

          (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

     20.2 REMEDIES.

     Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

          (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.

          (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other Rent would have been payable if this Lease and had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which termination occurs and for each subsequent calendar year remaining in the Term if this Lease had not been terminated will increase by 8% per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 3.5.

      (c) Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Base Rent, Additional Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (ii) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which repossession occurs and for each subsequent calendar year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent,

      Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant, plus (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in Section 3.5.

            (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21.   LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

      21.1  DEFAULT.

      If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to any Lender of whom Tenant has been notified in writing, and such Lender will also have the right to cure the breach or noncompliance within the period of time described above.

      21.2  REMEDIES.

      If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

22.   SECURITY DEPOSIT.

      22.1  AMOUNT.

      Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(j). Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit.

      22.2  USE AND RESTORATION.

      If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears; (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default.

     22.3 TRANSFERS.

     Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

     22.4 REFUND.

     Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund.

23.  BROKERS.

     Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(o) and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to Section 1.1(o). Tenant and Landlord will indemnify and hold each harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

24.  LIMITATIONS ON LANDLORD'S LIABILITY.

     Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, or will at any time be asserted against, Landlord, its Affiliates, Building manager or asset manager, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 7, Exhibit B or otherwise) are solely for Landlord's protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

25.   NOTICES.

      All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after the deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgement of receipt; or (c) 2 business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Rent Address and Landlord's Notice Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25.

26.   MISCELLANEOUS.

      26.1  BINDING EFFECT.

      Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

      26.2  COMPLETE AGREEMENT; MODIFICATION.

      All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

      26.3  DELIVERY FOR EXAMINATION.

      Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

      26.4  NO AIR RIGHTS.

      This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

      26.5  ENFORCEMENT EXPENSES.

      Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

      26.6 [Intentionally Omitted]

     26.7 BUILDING NAME.

     Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

     26.8 NO WAIVER.

     No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

     26.9 RECORDING; CONFIDENTIALITY.

     Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

     26.10 CAPTIONS.

     The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

     26.11 INVOICES.

     All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

     26.12 SEVERABILITY.

     If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

     26.13 JURY TRIAL.

     LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE,

TENANT'S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. HOWEVER, SUCH WAIVER OF JURY TRIAL WILL NOT APPLY TO ANY CLAIMS FOR PERSONAL INJURY.

     26.14 AUTHORITY TO BIND.

     The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

     26.15 ONLY LANDLORD/TENANT RELATIONSHIP.

     Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     26.16 COVENANTS INDEPENDENT.

     The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

     26.17 GOVERNING LAW.

     This Lease will be governed by and construed according to the laws of the state in which the Building is located.

27.  ADDITIONAL PROVISIONS.

     27.1 CERTIFICATE OF DEPOSIT.

          (a) Tenant will transfer, assign, and deliver to Landlord all of Tenant's right, title, and interest in and to a six-month certificate of deposit in the amount of $100,000 issued by a federally insured financial institution acceptable to Landlord ("Certificate of Deposit"), which will be automatically renewed and maintained in full force and effect as required hereunder. Replacement Certificates of Deposit shall be delivered by Tenant to Landlord no later than the date the prior Certificate of Deposit expires. It will be an event of default hereunder if Tenant fails to deliver such replacement Certificate of Deposit, without requirement of any further demand or notice by Landlord. If Tenant defaults in its payment of Rent or the performance of any of its other obligations under this Lease, Landlord will have the right to redeem all or part of the Certificate of Deposit for the payment of Rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage that Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the Certificate of Deposit, Tenant will restore the Certificate of Deposit to its original amount within five days after written demand by Landlord. The Certificate of Deposit will not be a limitation on Landlord's damages or an advance payment of Rent.

          (b) If Tenant pays the Rent and timely performs all of its obligations under this Lease, Landlord will return the unused portion of the Certificate of Deposit as set forth below:

                  (1) Six months after the Commencement Date, Landlord shall calculate its costs associated with leasing the Premises to the Tenant ("Leasing Costs"). The Leasing Costs shall include, but are not limited to, the costs of Leasehold Improvements, leasing commissions, and any other amounts incurred by Landlord, including reasonable attorneys' fees. Tenant shall be entitled to a refund of 50% of the amount on deposit in the Certificate of Deposit which is in excess of Leasing Costs.

                  (2) On the first anniversary of the Commencement Date, Tenant shall be entitled to a refund of the amount on deposit in the Certificate of Deposit which is in excess of the Leasing Costs plus and amount equal to 20% of the Leasing Costs.

                  (3) On each anniversary of the Commencement Date after the first anniversary, the balance of the Certificate of Deposit shall be reduced by 20% of the total Leasing Costs.

So long as Tenant is not in default, all interest on the Certificate of Deposit will be paid to Tenant by Landlord within 30 days after Landlord receives it, or interest may be paid directly to Tenant.

            (c) All references in the Lease to "Security Deposit" shall refer to the Certificate of Deposit.

      27.2  OPTION TO TERMINATE.

      So long as Tenant is not in default hereunder, Tenant will have a one-time option to terminate this Lease upon six months' prior written notice given on or before the 36-month anniversary of the Commencement Date, together with delivery of a cashier's check in full payment of the termination fee equal to the amount of the then unamortized balance of the cost of Leasehold Improvements and brokerage commission, determined by amortizing the total cost of Leasehold Improvements and brokerage commission incurred by Landlord over the five-year term of the Lease at a rate of 10% per annum. Landlord will advise Tenant of the actual termination fee upon completion of the Leasehold Improvements.

      27.3  EARLY OCCUPANCY.

      Upon Tenant's execution of this Lease and delivery to Landlord of the Certificate of Deposit, Landlord will permit Tenant and its employees to use Suite 122, comprised of 2,454 square feet (the "Early Occupancy Premises") as-is and otherwise on the terms and conditions of this Lease until the Premises are delivered to Tenant. Tenant agrees to pay Rent at the rate of $14.50 per square foot of the Early Occupancy premises prorated per day for each day Tenant occupies the Early Occupancy Premises. Tenant shall have no right to alter the Early Occupancy Premises without the prior written consent of Landlord. If Tenant fails to cooperate to permit Landlord to complete the Leasehold Improvements, Tenant's right to use the Early Occupancy Premises will terminate upon 15 days' prior written notice from Landlord.

     Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.


TENANT:                             LANDLORD:

MEDIBUY.COM, INC., a ____________   PHL-OPCO, LP, a Delaware limited partnership

                                    By: PHL-GP, LLC, a Delaware limited
                                        liability company, its general partner
By: _____________________________
Printed Name: ___________________
Title: __________________________   By: PHL-HOLDCO, LLC, a Delaware limited
                                        liability company, its authorized member

And By: _________________________
Printed Name: ___________________   By: ______________________________________
Title: __________________________   Printed Name: ____________________________
                                    Title: authorized member


STATE OF _________________
                           )ss.
COUNTY OF ________________ )

     This Lease Agreement was acknowledged before me this ____ day of _________, ______ by ___________________________________ as _______________________________
and _____________________________________ as ________________________________ of
MEDIBUY.COM, INC. a ________________________________________________.

     WITNESS my hand and official seal.


                                               _________________________________
                                               Notary Public

     My commission expires: _______________________.

                                   EXHIBIT A
                               KINGS MILL CENTER
                         PLAN DELINEATING THE PREMISES

                                [TO BE ATTACHED]

                                   EXHIBIT B
                               KINGS MILL CENTER
                POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT

      1. CONFLICT; TERMS. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

            (a)   "Scheduled Commencement Date" means May 1, 1999.

            (b) "Commencement Date" means the first day of the Term, which will be the Scheduled Commencement Date, unless the Commencement Date is extended according to Paragraph 4 below.

            (c)   "Landlord's Representative" means PM Realty Group.

            (d)   "Tenant's Representative" means _____________________________.

            (e)   "Submission Date" means SUBMITTED.

            (f) "Landlord's Allowance" means up to $14.00 per square foot. Tenant will not be entitled to any refund if the cost of Leasehold Improvements is less than Landlord's Allowance.

            (g) "Leasehold Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Landlord for Tenant in the Premises according to this Work Letter.

            (h) "Preliminary Plans" means space plans and general specifications for the Leasehold Improvements.

            (i) "Construction Documents" means complete construction plans and specifications for the Leasehold Improvements.

            (j) "Total Cost" means the total cost of preparing the Preliminary Plans and Construction Documents, obtaining all necessary permits, constructing and installing the Leasehold Improvements in the Premises, and providing any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping), plus an amount equal to 15% of the total of the above to compensate Landlord for its construction administration services which will include providing Landlord's personnel to coordinate the design and construction process, assist in obtaining any approvals required from Landlord and any governmental agencies, and assist in scheduling deliveries.

      2. LANDLORD'S OBLIGATIONS. Landlord will proceed to complete the Premises according to this Work Letter and tender possession of the Premises to Tenant when the Leasehold Improvements have been completed to the extent that only minor construction details, which would not materially interfere with Tenant's use and enjoyment of the Premises, require completion or correction. Tenant will accept the Premises when Landlord tenders possession, provided that the Leasehold Improvements have been substantially completed as described above, and provided further that Tenant will not be required to accept possession prior to the Scheduled Commencement Date. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

     3. EARLY OCCUPANCY. Tenant has no right to enter the Premises until Landlord tenders possession, unless Tenant's entry is for purposes relating to construction work in the Premises according to the terms of this Work Letter. With Landlord's express written consent, Tenant may occupy the Premises for regular conduct of Tenant's business prior to the Schedule Commencement Date. If Tenant takes possession of any part of the Premises for business purposes prior to the Scheduled Commencement Date with Landlord's prior written consent, all of the covenants and conditions of the Lease will bind both parties with respect to such portion of the Premises, and Tenant will pay Landlord Rent for the period of such occupancy according to Section 3 of the Lease at the rates applicable to the first Lease Year, prorated for the time and portion of the Premises so occupied. No early occupancy under this Paragraph 3 will change the Commencement Date or the Expiration Date.

     4. DELAYED OCCUPANCY. If Landlord fails to tender possession of the Premises to Tenant according to Paragraph 2 above on or before the Scheduled Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that:

          (a) the Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant according to Paragraph 2 above, less any portion of that period attributable to Tenant's delays as more particularly described in Paragraph 14 below; and

          (b) if Landlord does not tender possession of the Premises to Tenant according to Paragraph 2 above on or before the date 60 days after the Scheduled Commencement Date (plus any period of delay caused by Tenant's delays as described in Paragraph 14 below), Tenant will have the right to terminate the Lease by delivering written notice of termination to Landlord not more than 30 days after such tender deadline date.

Upon a termination under Paragraph 4(b) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease, including, without limitation, any payments to Landlord of construction costs for the Premises. Such postponement of the commencement of the Term and such termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to substantially complete its obligations under this Work Letter by the Scheduled Commencement Date.

     5. PUNCH LIST. Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as to any patent defects identified on a punch list prepared and signed by Landlord's Representative and Tenant's Representatives after an inspection of the Premises by both such parties when Tenant takes possession, and except as to any latent defects of which Tenant notifies Landlord in writing within one year after the Commencement Date. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the

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Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).

     6. REPRESENTATIVES. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days' prior written notice to the other party.

     7. PRELIMINARY PLANS. On or before the Submission Date, Tenant will cooperate with Landlord and submit all information necessary for preparation of the Preliminary Plans ("Design Information"). Each day after the Submission Date until Tenant has provided all Design Information will be a day of Tenant's delay. Promptly after receipt of all Design Information, Landlord will cause its architect to prepare the Preliminary Plans based on the submitted Design Information. Within 5 business days after receipt of the proposed Preliminary Plans, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Preliminary Plans are inconsistent with the Design Information and how the Preliminary Plans must be changed in order to overcome Tenant's objections. Each day following the 5th business day after the proposed Preliminary Plans are submitted to Tenant until Tenant either approves them or delivers such notice of objections will be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Preliminary Plans according to such notice and submit the revised Preliminary Plans to Tenant. Upon submittal to Tenant of the revised Preliminary Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the revised Preliminary Plans, or any further revisions, are consistent with the Design Information and all requirements identified in Tenant's prior notice(s) of objections, then each day following Landlord's receipt of Tenant's notice of any additional objections until the day on which Landlord receives Tenant's approval of the Preliminary Plans will be a day of Tenant's delay.

     8. COST ESTIMATE. At such time as Preliminary Plans have been approved in writing by both Landlord and Tenant have been prepared, Landlord will obtain, and notify Tenant of, an estimate of the Total Cost based on the approved Preliminary Plans ("Cost Estimate"). If the Cost Estimate is less than or equal to Landlord's Allowance, then Tenant will be deemed to have approved the Cost Estimate. If the Cost Estimate is greater than Landlord's Allowance, then Tenant, at Tenant's option, may either approve the Cost Estimate in writing or elect to revise one or more items shown on the Preliminary Plans so as to reduce the Cost Estimate and then approve in writing the reduced Cost Estimate (based on the revised Preliminary Plans). If the original Cost Estimate is greater than Landlord's Allowance, then each day following the 5th business day after Tenant's receipt of such Cost Estimate until the day Landlord receives Tenant's written approval of the Cost Estimate (as the same may have been revised) will be a day of Tenant's delay.

     9. CONSTRUCTION DOCUMENTS; COST PROPOSAL. At such time as the Cost Estimate has been approved (or deemed approved) by Tenant, Landlord will cause its architect and engineer to prepare the Construction Documents based strictly on the Preliminary Plans. The Construction Documents will be subject to Landlord's approval and Tenant will be given an opportunity to review the Construction Documents to confirm that they conform to the Preliminary Plans. At such time as the Construction Documents have been so approved, reviewed and confirmed, Landlord will obtain bids for the construction or installation of the Leasehold Improvements according to the Construction Documents and


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
will notify Tenant of the proposed Total Cost based on such bids ("Cost Proposal"). If the Cost Proposal is less than or equal to the Cost Estimate approved by Tenant, then Tenant will be deemed to have approved the Cost Proposal. If the Cost Proposal is greater than the Cost Estimate approved by Tenant, then Tenant, at Tenant's option, may either approve the Cost Proposal in writing or elect to eliminate or revise one or more items shown on the Construction Documents so as to reduce the Cost Proposal and then approve in writing the reduced Cost Proposal (based on the revised Construction Documents). If the Cost Proposal approved or deemed approved by Tenant is greater than Landlord's Allowance, then Tenant will immediately deposit with Landlord an amount ("Construction Deposit") equal to one-half of the difference between Landlord's Allowance and the approved Cost Proposal. Each day following the 5th business day after Tenant's receipt of the Cost Proposal until the day on which Landlord has received Tenant's written approval of the Cost Proposal (if required) and Landlord has received the Construction Deposit (if required) will be a day of Tenant's delay.


     10. CONSTRUCTION OF LEASEHOLD IMPROVEMENTS. At such time as Tenant has approved (or is deemed to have approved) the Cost Proposal and has made any required Construction Deposit, Landlord will cause the Leasehold Improvements to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all applicable laws. Upon substantial completion of the construction and installation of the Leasehold Improvements and prior to Tenant's occupancy of the Premises, Tenant will pay to Landlord the amount, if any, by which the Total Cost exceeds the sum of the Landlord's Allowance and the Construction Deposit. Tenant will not be entitled to any credit if Landlord's Allowance exceeds the Total Cost.

     11. CHANGE ORDERS. Tenant's Representative may authorize changes in the work during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval according to Paragraph 13 below. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Change Order") identifying the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve and pay for such Change Order within 10 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval and payment, Landlord will proceed to perform the change.

     12. ADDITIONAL TENANT WORK. If Tenant desires any work in addition to the Leasehold Improvements to be performed in the Premises ("Additional Tenant Work"), Tenant, at Tenant's expense, will cause plans and specifications for such work to be prepared either by Landlord's architect or engineer or by consultants of Tenant's own selection. All plans and specifications for Additional Tenant Work will be subject to Landlord's approval according to Paragraph 13 below. If Landlord approves Tenant's plans and specifications for any Additional Tenant Work, Landlord will, subject to the following terms and conditions, grant to Tenant and Tenant's agents a license to enter the Premises prior to the Commencement Date in order that Tenant may perform or cause to be performed the Additional Tenant Work according to the plans and specifications previously approved by Landlord:

            (a) Tenant will give Landlord not less than 5 days prior written notice of the request to have such access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom such early access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom such access is being requested; (iii) the approximate number of individuals, itemized by trade, who will be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access




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